UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2010

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-53945 (Commission File Number)	26-2875286 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

Acquisition of The Crossings at Hillcroft

On October 1, 2010, Inland Diversified Real Estate Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Registrant”), through Inland Diversified Houston Hillcroft Limited Partnership, a wholly owned subsidiary formed for this purpose, acquired a fee simple interest in a 300-unit apartment complex, known as The Crossings at Hillcroft, and located in Houston, Texas.  We purchased this property from an unaffiliated third party, Fort Bend Apartments, L.P., Inc., for approximately $20.7 million.  Closing costs did not exceed $75,000.  We funded approximately $9.3 million of the purchase price with proceeds from our offering.  Concurrent with closing, we entered into a loan secured by the property, in an aggregate principal amount equal to approximately $11.4 million, for the remainder of the purchase price.  The loan bears interest at a fixed rate equal to 3.88% and matures on October 1, 2017.  We will be required to make monthly payments of interest only, and the entire principal balance and accrued but unpaid interest will be due and payable upon maturity.  We may voluntarily prepay the full amount of the unpaid principal balance only on the last calendar day of a calendar month, subject to satisfying certain conditions, including the payment of a prepayment premium.

The cap rate for the property is approximately 7.31%.  In deciding to acquire this property, we considered the following:

•

The property is located approximately eight miles from the Texas Medical Center, which we believe is a strong contributor to the tenant base.  Other large employers in the area include Fluor Corporation, Schlumberger Technology Corporation, Texas Instruments Manufacturing Center, MD Anderson Cancer Center, St. Luke’s Episcopal Hospital and Methodist Sugar Land Hospital.

•

The apartment complex includes 150 one-bedroom units with 1,017 square feet and 150 two-bedroom units with 1,332 square feet, which we believe to be large units.  Amenities at the complex include a clubhouse and a pool, and the property is gated.

The table below sets forth certain historical information with respect to the occupancy rate at this apartment complex, expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31*	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2009	85.7%	$8.28
2008	96.2%	$9.24
2007	73.8%	$9.12

*2007 was the first year of occupancy.

We believe that The Crossings at Hillcroft is suitable for its intended purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements to the property. There are six competitive apartment complexes located within approximately five miles of the property.

Real estate taxes paid for the fiscal year ended December 31, 2009 (the most recent tax year for which information is generally available) were approximately $413,000.  The amount of real estate taxes paid was calculated by multiplying The Crossings at Hillcroft’s assessed value by a tax rate of 2.62%.  For federal income tax purposes, the depreciable basis in this property will be approximately $19.4 million.  We will calculate depreciation expense for federal income tax purposes by using the straight-line method.  For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of forty and twenty years, respectively.

Acquisition of Siemens Corporation Building

On September 30, 2010, we, through Inland Diversified Buffalo Grove Deerfield, L.L.C., a wholly owned subsidiary formed for this purpose, acquired a fee simple interest in an approximately 105,106 square foot office building and adjacent parking lot, located in Buffalo Grove, Illinois and leased to Siemens Corporation (“Siemens”), the U.S. holding company for Siemens AG.  We purchased this property from unaffiliated third parties, Covington Center Limited Partnership-A4 and Buffalo Grove Venture, for $20.5 million.  Closing costs for this acquisition did not exceed $75,000.  We funded approximately $10.2 million of the purchase price with proceeds from our offering.  Concurrent with closing, we entered into a loan secured by the property, in an aggregate principal amount equal to approximately $10.3 million, for the remainder of the purchase price.  The loan bears interest at a fixed rate equal to 5.058%, amortizing over thirty years, and matures on October 1, 2020.  We will be required to make monthly payments of interest up to November 1, 2015, and monthly payments of principal and interest thereafter, until maturity.  The loan may be prepaid, in whole, only during the three months prior to the maturity date.

The cap rate for the property is approximately 7.21%.  In deciding to acquire this property, we considered the following:

•

The property is 100% occupied by Siemens and its affiliates, which pay an aggregate annual base rent of approximately $1.5 million for separate building and parking leases, each of which expires in October 2021.  Under the terms of each lease, it has one five-year option to renew through October 2026.  For the year ended September 30, 2009, Siemens reported net earnings of approximately $2.5 billion and approximately $94.9 billion in total assets.

•

Siemens employs approximately 300 employees in the building we have acquired, and occupies four additional buildings, with approximately 900 employees, in the office park in which our building is located.  There is a train stop at the office park for employees commuting to work, which we believe will be an important factor in the event that we need to find a new tenant for this building in the future.

•

Siemens has spent approximately $3.0 million in improving this building over the past year.  Siemens also will be responsible for 50% of the costs of any major repair to the HVAC system during the last two years of its lease.  In addition, the seller has credited us with the cost of a new roof.

The property has been 100% occupied by Siemens over the past five years, but average effective annual base rent per square foot has increased from $15.37 in 2005, to $16.05 in 2006, 2007 and 2008, to $16.77 in 2009.  The annual base rent per square foot is scheduled to increase from the current rate again in 2015, to $15.50 per square foot.  We believe that this property is suitable for its intended purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements to the property, other than as described above. There are nine competitive office buildings located within approximately three miles of this property.

Real estate taxes paid for the fiscal year ended December 31, 2009 (the most recent tax year for which information is generally available) were approximately $262,000.  The amount of real estate taxes paid was calculated by multiplying the property’s assessed value by a tax rate of 7.34%.  For federal income tax purposes, the depreciable basis in this property will be approximately $16.0 million.  We will calculate depreciation expense for federal income tax purposes by using the straight-line method.  For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of forty and twenty years, respectively.

Status of our Public Offering

During the month of September 2010, we issued approximately 2,061,000 shares of our common stock in our public “best efforts” offering, resulting in aggregate gross offering proceeds of approximately $20.5 million, excluding shares sold pursuant to our distribution reinvestment plan or purchased pursuant to our share repurchase program.

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)  and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are not historical facts but reflect the intent, belief or current expectations of our management based on their knowledge and understanding of the business and industry, the economy and other future conditions.  These statements are not guarantees of future performance, and we caution investors not to place undue reliance on forward-looking statements.  Actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended June 30, 2010 and in our Annual Report on Form 10-K for the year ended December 31, 2009.  Forward-looking statements in this Report reflect our management’s view only as of the date of this Report, and may ultimately prove to be incorrect or false.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.  We intend for these forward-looking statements to be covered by the applicable safe harbor provisions created by Section 27A of the Securities Act and Section 21E of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Date:	October 6, 2010	By:	/s/ Steven T. Hippel
		Name:	Steven T. Hippel
		Title	Chief Accounting Officer

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